UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2016

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1175 Lancaster Avenue, Suite 200

Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On August 2, 2016 following the 2016 Annual Meeting of Stockholders of JetPay Corporation (the “Company”), Frederick S. Hammer notified the Company of his resignation as a member of its Board of Directors for personal reasons, to be effective August 31, 2016.  Mr. Hammer is currently Chairman of the Company’s Compensation Committee and a member of the Company’s Nominating Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 2, 2016, the Company held its 2016 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders (i) elected a director for a three-year term, (ii) ratified the Audit Committee’s appointment of Marcum LLP as the Company’s registered public accounting firm for fiscal year 2016, (iii) approved and adopted an amendment and restatement of the JetPay Corporation 2013 Stock Incentive Plan (the “Plan”) to make available an additional 1,000,000 shares of the Company’s common stock for the grant of awards under the Plan, and (iv) voted in a non-binding advisory vote to approve of the compensation of our named executive officers.

The voting results were as follows:

Proposals	Votes For (1)	Votes Withheld Or Against	Abstentions and Broker Non-Votes
Election of Frederick S. Hammer to the Board	22,448,313	24,832	4,048,435

Ratification of appointment of Marcum LLP as the Company’s registered public accounting firm	24,308,201	14,747	2,198,632

Approval of amendment and restatement of the 2013 Stock Incentive Plan	22,159,849	244,324	4,117,407

Advisory vote on the compensation of the named executive officers	22,217,290	186,883	4,117,407

(1) Includes the vote of 91,333 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company, which collectively have the voting power of 8,838,677 shares of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2016

JETPAY CORPORATION

By: /s/ Gregory M. Krzemien

Name: Gregory M. Krzemien

Title: Chief Financial Officer